Exhibit 5

                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852

                                                                47, Avenue Hoche
                                                                   75008 Paris
  TEL (212) 715-9100                                                  France
  FAX (212) 715-8000


                                              March 3, 2000


Greg Manning Auctions, Inc.
775 Passaic Avenue
West Caldwell, NJ  07006

                           Re:  Registration Statement on Form S-8
                                ----------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Greg Manning Auctions, Inc., a New York corporation (the "Registrant"), in connection with the preparation and filing of Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of an additional 1,100,000 shares (the "Shares") of common stock, par value $.01 per share, to be issued pursuant to the Registrant's 1993 Stock Option Plan and 1997 Stock Incentive Plan, as amended (the "Plans").

                  In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Plans, the Certificate of Incorporation, as amended, and the By-laws of the Registrant, and such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

                  We  have  also  examined  and  relied  upon   representations,
statements, or certificates of public officials and officers and representatives of the Registrant.

                  Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement, following the granting of the options and restricted stock, if any, described in the Plans and upon delivery of such Shares and payment therefor at the prices and in accordance with the terms stated in the Plans, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                        Very truly yours,


                                        /s/ Kramer Levin Naftalis & Frankel LLP